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                                                                  Exhibit (a)(o)

                         METROPOLITAN SERIES FUND, INC.

                            ARTICLES OF AMENDMENT FOR
                            CHANGE IN PORTFOLIO NAME

     Metropolitan Series Fund, Inc., a Maryland corporation, having its principal office in the State of Maryland c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended effective May 1, 2001 by changing the designation of certain classes of stock, identified therein, as follows:


     Original Designation                           New Designation
     --------------------                           ---------------

--------------------------------------------------------------------------------
State Street Research Growth Portfolio    State Street Research Investment Trust
                                                         Portfolio
--------------------------------------------------------------------------------


     SECOND: The Amendment to the Articles of Incorporation of the Corporation as hereinabove set forth was approved by a majority of the entire Board of Directors of the Corporation, and is limited to a change expressly permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the Corporation's shareholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary.

     The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his
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knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties for perjury.

                                  Metropolitan Series Fund, Inc.

                                  By: /s/ Christopher P. Nicholas, President
                                      --------------------------------------
                                          Christopher P. Nicholas, President

WITNESS

/s/ Danne L. Johnson
--------------------
Danne L. Johnson, Secretary



Dated: March 5, 2001